UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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SIGMA LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SIGMA LABS, INC.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Local Time on Thursday, July 18, 2019

Dear Stockholders of Sigma Labs, Inc.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Sigma Labs, Inc., a Nevada corporation, will be held on July 18, 2019 at 10:00 a.m. local time, at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class II directors to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To approve an amendment to our 2013 Equity Incentive Plan to fix at 2,400,000 shares the aggregate number of shares of our common stock issued or issuable under the Sigma Labs, Inc. 2013 Equity Incentive Plan;

3. To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

4. To ratify the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on June 5, 2019 as the record date for the Annual Meeting. Only stockholders of record on June 5, 2019 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

This Proxy Statement and our annual report can be accessed directly at the following Internet address: http://www.viewproxy.com/SigmaLabsInc/2019.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Sigma Labs, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

/s/ John Rice
John Rice
Chairman of the Board, President and Chief Executive Officer
Santa Fe, New Mexico
June 18, 2019

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SIGMA LABS, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Local Time on Thursday, July 18, 2019

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2019 annual meeting of stockholders of Sigma Labs, Inc., a Nevada corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 18, 2019 at 10:00 a.m. local time, at 3900 Paseo del Sol, Santa Fe, New Mexico 87507. This Proxy Statement and the accompanying proxy card are first being mailed on or about June 18, 2019 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What matters am I voting on?

You will be voting on:

●	the election of two Class II directors to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;
●	the approval of an amendment to our 2013 Equity Incentive Plan (the “2013 Plan”) to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 2,400,000 shares;
●	the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement;
●	the ratification of the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
●	any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

●	“FOR” the election of each of Frank J. Garofalo and Salvatore Battinelli as a Class II director;
●	“FOR” approval of an amendment to our 2013 Plan to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 2,400,000 shares as described in Proposal 2;
●	“FOR” approval of the compensation of our named executive officers as disclosed in this Proxy Statement as described in Proposal 3;
●	“FOR” the ratification of the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2019 as described in Proposal 4.

Who is entitled to vote?

Holders of our common stock as of the close of business on June 5, 2019, the record date, may vote at the Annual Meeting. As of the record date, there were 10,937,590 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of two Class II directors, the nominee receiving the greatest number of votes cast “for” will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

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In the election of the Class II directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the nominees. If you abstain in the election of the Class II directors, it will not impact the election of the directors. In tabulating the voting results for the election of the directors, only “FOR” and “AGAINST” votes are counted.

With respect to each of Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to abstain, it will have the same effect as an “AGAINST” vote.

Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Nevada law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	By Internet — You may submit your proxy from any location in the world by following the internet voting instructions on the proxy card or voting instruction card accompanying the proxy statement;
●	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card accompanying the proxy statement;
●	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials; or
●	In Person — You may vote by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;

●	returning a later-dated proxy card;

●	notifying the Secretary of Sigma Labs, Inc., in writing, at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507; or

●	completing a written ballot at the Annual Meeting.

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If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

If you plan to attend the meeting, you must be a record or street name holder of Company shares as of the record date of June 5, 2019.

On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 9:30 a.m., and the meeting will begin at 10:00 a.m. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. John Rice has been designated as proxy by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. We also will engage a proxy solicitation firm to assist in the solicitation of proxies. We will pay such firm fees, including flat fees per completed proxy solicitation call and per telephone vote, plus certain out-of-pocket expenses.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters, such as ratification of the appointment of our independent registered public accounting firm, where your broker has discretionary voting authority over your shares.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Sigma Labs, Inc.

Attention: Corporate Secretary

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 15, 2020, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Sigma Labs, Inc.

Attention: Corporate Secretary

3900 Paseo del Sol

Santa Fe, New Mexico 87507

As to stockholders intending to present a proposal or to nominate a director candidate at the 2020 Annual Meeting of Stockholders, but not to include the proposal or nomination in our Proxy Statement, our Bylaws state that the proposal or nomination must be received by us no later than February 15, 2020, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. The proposal or nomination must also contain the information required by our Bylaws. The proposal or nomination to be presented directly at the 2020 annual meeting should be submitted to Sigma Labs, Inc., Attention: Corporate Secretary, 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with our amended and restated bylaws, our Board of Directors is divided into three staggered classes of directors, with each class having a three-year term. Vacancies on the Board of Directors and newly created directorships may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Our Board of Directors is currently composed of five members. There are two nominees for Class II directors who, if elected, will serve until the 2022 Annual Meeting of Stockholders and until their respective successors are elected and duly qualified, or until their respective death, resignation or removal. Each nominee is currently a director whose term of office expires in 2019 and is being nominated for re-election. A director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below.

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Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, each of Frank J. Garofalo and Salvatore Battinelli as nominee for election as a Class II director at the Annual Meeting. If elected, Messrs. Garofalo and Battinelli will serve as Class II directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Garofalo and Battinelli. We expect that Messrs. Garofalo and Battinelli will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of a director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the name, age as of June 5, 2019, and certain other information for our directors, Messrs. Garofalo and Battinelli, with a term expiring at the Annual Meeting (who is are nominees for election as directors at the Annual Meeting) and for each of the other current members of our Board of Directors:

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
John Rice	I	72	Chairman of the Board and Chief Executive Officer	2017	2021	-
Frank J. Garofalo	II	68	Director	2017	2019	2022
Salvatore Battinelli(1)(2)(3)	II	77	Director	2017	2019	2022
Dennis Duitch(1)(2)(3)	III	74	Director	2017	2020	-
Kent Summers(1)(2)(3)	III	61	Director	2018	2020	-

(1) Member of our Audit Committee

(2) Member of our Compensation Committee

(3) Member of our Nominating and Corporate Governance Committee

Nominees for Director

Frank J. Garofalo was appointed to our Board of Directors on January 10, 2017. For more than three decades, Mr. Garofalo has been a management consultant and corporate finance advisor working on “special assignments” for chief executive officers and boards of directors, primarily in technology driven markets, assisting companies ranging from $10 million to over $10 billion in size. His career in professional services includes his serving as Vice President in the Investment Banking division of PaineWebber (now UBS) and as Director and Senior Consultant in Arthur D. Little’s Technology consulting practice.

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While at Arthur D. Little, Mr. Garofalo was the lead manager on a number of major studies for Fortune 500 client organizations in product/market forecasting, technology trends assessments, market research, strategic business planning and evaluations of diversification and acquisition opportunities. He also assisted in the launch of CAD/CAM, CAE and Advance Manufacturing practice within the Technology group at Arthur D. Little. While at PaineWebber Corporate Finance Group, his assignments included dozens of business development, corporate development and corporate finance projects including private placements of equity financing, mergers, acquisition, divestitures and establishing joint ventures / strategic alliances.

Mr. Garofalo is an expert in strategic, competitive, and market analysis with an emphasis on business and corporate development and the maximization of shareholder value. He has served on a number of boards. He was a Director of J.M. Lafferty Associates, Inc. in Chicago, a financial analytics and portfolio research firm, when he acted as advisor in the sale of the business to Corporate Development Board. From 2000 until 2011, he was a Director of Dynagraf, Inc., one of the top Marketing Communications companies in New England, where he acted as advisor in the sale of the business to Universal Millennium.

Mr. Garofalo earned a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology, a Master of Science degree in Computer Systems Engineering from the University of Michigan, and a Master of Business Administration from Harvard University.

Our Board of Directors believes that Mr. Garofalo is qualified to serve as a member of the board because of his extensive experience in rendering a wide variety of management and financial advisory services.

Salvatore Battinelli was appointed to our Board of Directors on August 16, 2017. Mr. Battinelli is currently the President and Chief Executive Officer of Bello e Preciso Co., a manufacturer and wholesaler of Italian-made fashion watches, and has served in those roles since early 2017. Prior to joining Bello e Preciso Co., from 2011 to 2013, Mr. Battinelli served as Vice-President of Development and Long Term Strategy of North American Management Corporation, a wealth management firm based in Boston, Massachusetts with over $2 billion in assets under management. From 1987 to 2011, Mr. Battinelli served as Executive Vice-President and acting Chief Executive Officer and Chief Operating Officer of Faneuil Hall Associates, Inc., a concierge boutique family office devoted to five interrelated ultra-high net-worth families. Mr. Battinelli’s primary responsibilities while at Faneuil Hall Associates included providing planning and investment advice, the management of approximately 30 asset portfolios and more than 65 individual business entities; and assisting the families in their various business ventures worldwide while working closely with law, accounting and banking functions. During his tenure at Faneuil Hall Associates, Mr. Battinelli served as an executive officer or director for certain of the family owned entities and successfully managed several portfolio company IPOs, as well as serving as CEO and COO for Designhouse International, a Scandinavian furniture company operating out of Atlanta, Georgia, which was previously listed on NASDAQ in 1983.

From 1970 to 1974, Mr. Battinelli served as Audit Manager for Deloitte & Touche (formally Touche Ross), where he specialized in management information systems. From 2002 to 2011, Mr. Battinelli also served as the Chairman of the Board of Directors of HealthLink Europe, BV, a logistics and services company that serves the healthcare industry. Mr. Battinelli is a Certified Public Accountant and received a BS in accounting and an MBA with an emphasis in international economics and accounting, both from Babson College.

Our board of directors believes that Mr. Battinelli is qualified to serve as a member of the board on the basis of his deep understanding of business acquisitions and sales, as well as his background and extensive company management and integration experience.

Continuing Directors

John Rice was appointed to our Board of Directors on February 15, 2017, he was appointed as Chairman of our Board on April 19, 2017, he was appointed as our interim Chief Executive Officer on July 24, 2017 and became our Chief Executive Officer on June 21, 2018.

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Mr. Rice has extensive experience in business operations. In 1990, Mr. Rice founded ASiQ, LLC, a firm specializing in operations management services ranging from launching successful startups and executing business turnarounds to financings, crisis management and the repositioning of enterprises for sale at optimum market prices. Mr. Rice presently serves as ASiQ’s CEO and President. He also served as CEO of Coca-Cola Bottling Company of Santa Fe, a client of ASiQ’s, from 2009 to 2015. From 2010 to 2012, Mr. Rice served as Director and Contracts Officer of Detector Networks International. Mr. Rice frequently lectures on breakout growth strategies, crisis management, corporate turnarounds, venture capital, and financial structuring and strategies. He has also served on a number of boards. Since 2005, Mr. Rice has served as Director of New Mexico Angels, Inc., a New Mexico based group of accredited individual angel investors. Since 2016, Mr. Rice has served as Director of Akal Security, Inc. He was also a Director of Detector Networks International from 2010-2012, where he successfully negotiated the principal component of a business turnaround for the company. Mr. Rice is an honors graduate of Harvard College.

Our Board of Directors believes that Mr. Rice is qualified to serve as a member of the board because of his broad and deep experience in improving business operations, engineering financial structures that support ongoing needs of operating companies, and building investor and shareholder values.

Dennis Duitch was appointed to our Board of Directors on August 8, 2017. Mr. Duitch has served as Managing Director of Duitch Consulting Group, a private consulting company, since 2003. Prior to that time, he practiced public accounting, business management, mediation and consultancy nationally, with expertise in strategic and operations management, finance, accounting, strategic planning and business operations for a wide spectrum of companies, including technology, manufacturing and distribution, marketing, real estate, entertainment, and professional practices. He has served in executive officer roles and as a director of public and private companies, not-for-profit organizations, including as Vice-Chairman for Accountants Global Network, and as a top-level advisor for public companies, closely-held businesses, families and high-wealth individuals for over thirty years.

Mr. Duitch began his career with the international CPA firm Grant Thornton in its Chicago, San Francisco and Beverly Hills offices before founding Duitch & Franklin LLP, which evolved to become one of Southern California’s largest independent CPA/Business Management/Consultancy practices, and which was acquired by a public company in 1998. He subsequently served as President for a consumer products company with direct response marketing, retail, and fulfillment operations, until forming Duitch Consulting Group in 2003 to serve clients in advisory, C-level, and board of director roles.

Mr. Duitch is a Certified Family Business and Estate Advisor, and mediator for matters including partner/shareholder agreements and disputes, business and marital property dissolution, and dysfunctional executive teams and boards of directors. He has lectured extensively in management, financial and accounting areas for the California CPA Foundation, business and professional groups, has instructed at several colleges and universities, and has authored technical articles in management and taxation for regional and national publications.

Mr. Duitch earned a B.B.A degree in Accounting from the University of Iowa and a Master of Business Administration in Finance from Northwestern University.

Our Board of Directors believes that Mr. Duitch is qualified to serve as a member of the board because of his extensive public accounting experience, which will assist the Board and the Audit Committee in addressing the numerous accounting-related issues, regulations and SEC reporting requirements to which we are subject, as well as his expertise in business management, finance and strategic planning.

Kent Summers was appointed to our Board of Directors on January 18, 2018. Mr. Summers was also appointed to serve as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Summers currently divides his time among a number of independent activities which focus on early-stage technology company formation and development strategies, and sales planning and execution needs for emerging- and mid-market technology companies located primarily in the Boston metropolitan area, including: management consultant to private and family-owned businesses; volunteer Mentor and Instructor with the Massachusetts Institute of Technology Venture Mentoring Services program; regular lectures on enterprise, business-to-business sales to company founders and students enrolled at the Massachusetts Institute of Technology Sloan School of Management, the Harvard MBA Program, the Wharton School at the University of Pennsylvania, and a number of domestic and international entrepreneurship support organizations; and consultant to Fellows enrolled in the Harvard Advanced Leadership Initiative. Mr. Summers has served in those roles at various times from 2003 to the present. From 2009 to the present, Mr. Summers has served as the non-executive Chairman of CADNexus, Inc., and from 2017 to the present, director and Chairman of the Compensation Committee with iQ3 Connect, Inc.

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From 2005 to 2017, Mr. Summers served as Managing Partner at Practical Computer Applications, Inc., a Boston-based database consulting and engineering services firm, where he was responsible for sales planning and execution activities. Prior to Practical Computer Applications, from 2001 to 2005, Mr. Summers provided independent merger & acquisition advisory services to support the sale of privately-owned companies. Over a prior 14-year period, Mr. Summers served in leadership roles at several software and internet start-ups, including: Chairman and CEO of Collego Corporation (acquired by MRO Software), founder and CEO of MyHelpDesk, Inc. (acquired by Support.com), founder of PCMovingVan.com (acquired by a PE firm), and Vice President of Marketing at Electronic Book Technologies, Inc. (acquired by INSO Corporation, formerly listed on Nasdaq).

Prior to the software industry, Mr. Summers served as Technology Analyst at Electronic Joint Venture Partners LLC and Associate Program Trader on the Options Trading Desk at Bear Stearns & Co. In 1986, Mr. Summers received a BA in English from the University of Houston.

Our Board of Directors believes that Mr. Summers is qualified to serve as a member of our Board on the basis of his deep understanding of early-stage business growth strategies, enterprise sales, business acquisitions, as well as his background and extensive company management and leadership experience.

Director Independence

Our Board of Directors currently consists of five members. As a result of his appointment as Chief Executive Officer, Mr. Rice is not considered an independent director, and Mr. Garofalo is not considered an independent director because on August 8, 2017 we engaged Garofalo & Associates, LLC, a limited liability company owned and controlled by Mr. Garofalo, to provide services to the Company as corporate development consultant and financial advisor. Our Board of Directors has determined that our other directors, Salvatore Battinelli, Dennis Duitch and Kent Summers, constituting a majority of our directors, are “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ marketplace rules. Pursuant to NASDAQ rules, our board must consist of a majority of independent directors.

The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to Messrs. Battinelli, Duitch and Summers, our independent directors, that no relationships exists, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors

In accordance with our amended and restated bylaws, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are classified as follows:

●	the Class I director is John Rice, with a term expiring at the 2021 annual meeting of stockholders;
●	the Class II directors are Frank J. Garofalo and Salvatore Battinelli, with terms expiring at our 2019 annual meeting of stockholders; and
●	the Class III directors are Dennis Duitch and Kent Summers, with terms expiring at our 2020 annual meeting of stockholders.

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Our Board of Directors appointed John Rice as Chairman of the Board on April 19, 2017. Our amended and restated bylaws provide that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Leadership Structure of the Board

Our directors may be removed with or without cause at any meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Our amended and restated bylaws provide our Board of Directors with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer, if we elect to appoint a Chairman of the Board.

On April 19, 2017, our Board of Directors appointed Mr. Rice as Chairman of the Board. The Chairman of the Board presides at all meetings of our Board of Directors (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by our amended and restated bylaws. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

Our Board of Directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, but periodically considers whether combining, or separating, the role of Chairman and Chief Executive Officer is appropriate. At this time, our Board is committed to the combined role given the circumstances of our company, including Mr. Rice’s knowledge of our company’s strategy. Our Board believes that having a Chairman who also serves as the Chief Executive Officer allows timely communication with our board on company strategy and critical business issues, facilitates bringing key strategic and business issues and risks to the Board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for Company business decisions and initiatives. However, our Board of Directors continually evaluates our leadership structure and could, in the future, decide to separate the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our Company and our stockholders.

Board Meetings and Committees

During our fiscal year ended December 31, 2018, the Board of Directors held six meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Each of our then current directors attended our 2018 Annual Meeting of Stockholders.

Our board has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a written charter that has been approved by our board. Until February 15, 2017, when our common stock became listed on The NASDAQ Capital Market, we were not required to establish or maintain an audit, nominating or compensation committee. Each committee charter has been posted on the Investors section of our website at www.sigmalabsinc.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.

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Audit Committee

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures;

●	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

●	meeting independently with our registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the chairperson of the committee. Our Board of Directors has determined that each of Messrs. Duitch, Battinelli and Summers is an independent director under NASDAQ rules and under SEC Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. The Audit Committee met four times during 2018.

The Compensation Committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives applicable to CEO compensation;

●	determining our CEO’s compensation;

●	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

●	overseeing an evaluation of our senior executives;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our board with respect to director compensation; and

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when it is required by SEC rules to be included in our Proxy Statements.

The members of our Compensation Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Battinelli serves as the chairperson of the committee. Our board has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable NASDAQ rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee was established effective February 15, 2017 (i.e., when our common stock became listed on The NASDAQ Capital Market).

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board the persons to be nominated for election as directors and to each of the board’s committees; and

●	overseeing an annual evaluation of the board.

The members of our Nominating and Corporate Governance Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the interim chairperson of the committee. Our board has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee was established effective February 15, 2017 (i.e., when our common stock became listed on The NASDAQ Capital Market).

Code of Ethics and Business Conduct

The Company has a code of ethics that applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer, as well as to the members of the Board of Directors. The code is available at www.sigmalabsinc.com. The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or NASDAQ. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Annual Report.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also will consider these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

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Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as such recommending stockholder was a stockholder of record both at the time of giving notice and at the time of the annual meeting, and such recommendations comply with our amended and restated articles of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary in writing. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our Secretary at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the nomination by the date specified in the “Stockholder Proposals” section above.

Communications with the Board of Directors

Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Secretary at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to John Rice.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through standing committees of the Board of Directors that will address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines that we may adopt or amend from time to time. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking by our management.

Director Compensation

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board of Directors. Our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors (i.e. directors who are not employed by us as officers or employees) with those of the Company and its stockholders, and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. Directors who are also employees of our company do not receive compensation for their service on our Board of Directors.

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Under our director compensation program, each non-employee director will receive annual compensation of $27,000 and 50,000 shares of restricted common stock, which vest ratably each quarter. In addition, the Chairperson of the Audit Committee will receive a $5,000 annual retainer in cash. All cash fees are to be paid quarterly. Also, each non-employee director may be reimbursed for his reasonable expenses incurred in the performance of his duties as a director as our Board of Directors determines from time to time. Our Compensation Committee periodically evaluates our director compensation program and determines whether any changes should be recommended to the Board.

The following table sets forth certain information concerning the compensation paid to non-employee directors in 2018 for their services as directors of the Company. The compensation of Mr. Rice, who serves as a director and serves as our Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers. Our non-employee directors do not receive fringe or other benefits.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Total ($)
Salvatore Battinelli(1)	27,000	64,066	—	91,066
Dennis Duitch(2)	32,000	64,066	—	96,066
Frank Garofalo(3)	27,000	27,000	—	91,066
Kent Summers(4)	68,475	64,066	—	132,541

(1)	The fees shown were paid to Mr. Battinelli for services as a director. In January and April 2018, the Company issued 5,814 and 44,186 shares, respectively, of the Company’s common stock to Mr. Battinelli, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares to vest in four equal, successive quarterly installments. Such shares were valued at $10,000 or $1.72 per share and $54,066 or $1.22 per share, respectively.
(2)	The fees shown were paid to Mr. Duitch for services as a director, including $5,000 as a retainer for serving as the Chairman of the Audit Committee. In January and April 2018, the Company issued 5,814 and 44,186 shares, respectively, of the Company’s common stock to Mr. Duitch, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares to vest in four equal, successive quarterly installments. Such shares were valued at $10,000 or $1.72 per share and $54,066 or $1.22 per share, respectively.
(3)	The fees shown were paid to Mr. Garofalo for services as a director. In January and April 2018, the Company issued 5,814 and 44,186 shares, respectively, of the Company’s common stock to Mr. Garofalo, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares to vest in four equal, successive quarterly installments. Such shares were valued at $10,000 or $1.72 per share and $54,066 or $1.22 per share, respectively.
(4)	The fees shown were paid to Mr. Summers for services as a director, including $42,750 for his additional services as a director in his capacity as the Chairman of the Special Projects Committee. In January and April 2018, the Company issued 5,814 and 44,186 shares, respectively, of the Company’s common stock to Mr. Summers, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his appointment and service as a director, with such shares to vest in four equal, successive quarterly installments. Such shares were valued at $10,000 or $1.72 per share and $54,066 or $1.22 per share, respectively
(5)	This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of June 5, 2019:

Name	Age	Position
John Rice	72	Chairman of the Board, President and Chief Executive Officer
Nannette Toups(1)	62	Chief Financial Officer, Treasurer and Corporate Secretary
Ronald Fisher	50	Vice President of Business Development
Darren Beckett	45	Chief Technology Officer

(1)	We have entered into an employment agreement with Frank Orzechowski, effective July 1, 2019, pursuant to which Mr. Orzechowski has agreed to serve as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Corporate Secretary. Ms. Toups has agreed to resign from such positions effective July 1, 2019, prior to Mr. Orzechowski’s appointment. Ms. Toups’ employment with the Company will continue through August 15, 2019 (unless earlier terminated) to help assist with the transition.

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John Rice was appointed as a director on February 15, 2017, as Chairman of our Board on April 19, 2017, he was appointed as our interim Chief Executive Officer on July 24, 2017, became our Chief Executive Officer on June 21, 2018 and was appointed as our President on October 10, 2018. Additional information regarding Mr. Rice is set forth above under “Board of Directors and Corporate Governance.”

Nannette Toups has served as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Corporate Secretary since September 14, 2017. Since December 2013, Ms. Toups has served as a contract CFO and provided accounting services to a variety of clients in different industries ranging from non-profits to medical device development. From May 2008 to October 2013, Ms. Toups served in various positions at Qforma, Inc., a privately-held custom software development company, including as Controller and most recently as Senior Vice-President of Finance and Administration. Prior to joining Qforma, she served as an independent consultant from October 2005 to May 2008, providing a variety of financial, accounting and management services to individuals, entrepreneurs and a non-profit organization. From May 2004 to September 2005, Ms. Toups served as the Controller of KSL Joint Venture, where she was responsible for all accounting and financial reporting activities for the Site Support Services Group at Los Alamos National Laboratory. From January 2002 to April 2003, she served as the Controller and Treasurer of BiosGroup, Inc., a closely-held complexity science consulting company. Prior thereto, Ms. Toups served in various positions at Louisiana Intrastate Gas Company, LLC, including Controller and Transition Projects Manager. Ms. Toups received her CPA certification in 1984 and holds a bachelor’s degree in business administration and accounting from Louisiana State University, and a master’s of liberal arts degree from St. John’s College.

Ronald Fisher was appointed as Vice President of Business Development of Sigma on August 10, 2015, and leads the PrintRite3D® Operating Division. Mr. Fisher is a Mechanical Engineer with hands-on experience in quality, manufacturing, and product development. He has an MBA and has distinguished himself as a lead sales and marketing officer as well as a Chief Operating Officer. He was a Program Manager at Swagelok from 1988-2004, and Vice President and General Manager, Aftermarket and Geometry Systems, at Micropoise Measurement Systems from 2004 until 2013, and a Partner and COO of Laszeray Technology, LLC from 2013 until 2014. Mr. Fisher holds a Bachelor’s Degree in Mechanical Engineering Technology from the University of Akron as well as an MBA from Kent State University.

Darren Beckett served as our Engineering Manager beginning on September 25, 2017, was appointed as our Vice President of Engineering on June 29, 2018, and had his title changed to Chief Technology Officer of the Company on October 18, 2018. Mr. Beckett has over 20 years of experience in the semiconductor industry, including since 1997 with Intel Corporation at which he held various technical and managerial positions, including process engineer of ion implant charged particle systems, chemical vapor deposition systems, and, since 2008, engineering manager of multiple engineering groups such as rapid thermal anneal, defect metrology equipment and fab environment micro contamination. Mr. Beckett’s expertise is in process engineering for advanced manufacturing technology, including statistical process control for fabrication of semiconductor devices. Mr. Beckett serves as an independent director and board member of M&T Foundation, San Diego, California. Mr. Beckett earned a B. Eng. in Mechanical Engineering from University of Limerick, Ireland.

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EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee and is involved in the determination of compensation for the respective executive officers that report to him. Our Chief Executive Officer does not determine his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions (or makes recommendations to the Board) as to total compensation for each executive officer as well as each individual compensation component.

The following table sets forth compensation for services rendered in all capacities to the Company: (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year, and (ii) for our two most highly compensated executive officers, other than our Chief Executive Officer, who were employed with the Company on December 31, 2018 (the foregoing executives are herein collectively referred to as the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

John Rice - President, Chief Executive Officer (Principal Executive Officer) and Director	2018	125,625	—		—		280,617	(3)	—		406,242
(Chairman of the Board)(2)	2017	40,500	—		17,001	(4)	—		10,925	(5)	68,426

Ronald Fisher - Vice President	2018	180,000	—		—		35,075	(6)	—		215,075
of Business Development	2017	180,000	—		—		—		—		180,000

Darren Beckett – Chief Technology	2018	142,500	—		—		47,520	(7)	—		190,020
Officer	2017	25,312	—		—		28,800	(8)	—		54,112

Mark J. Cola – Former President and	2018	147,273	32,727	(9)	—		184,015	(10)	224,818	(11)	588,833
Chief Technology Officer	2017	204,863	17,644	(9)	—		445,352	(12)	—		667,859

(1)	Actual amounts paid or accrued.
(2)	John Rice was appointed as our interim Chief Executive Officer on July 24, 2017. Prior to such appointment, Mark Cola served as our Chief Executive Officer.
(3)	On April 19, 2018, we granted Mr. Rice three options (the “Options”) to purchase up to 20,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The Options have an exercise price per share equal to $1.88, $1.54 and $1.48, respectively, and each is fully vested. The options had an aggregate grant date fair value of $31,010, $25,402 and $24,412, respectively, calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model. The Company also granted Mr. Rice an option to purchase up to 20,000 shares on each of April 30, 2018, May 31, 2018, June 30, 2018 and July 31, 2018. Such options have an exercise price per share equal to $1.10, $1.47, $1.19 and $0.87, respectively, and each is fully vested. The options had an aggregate grant date fair value of $18,184, $24,248, $19,460 and $13,975, respectively, calculated in accordance with FASB ASC Topic 718. On November 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 68,758 shares at an exercise price of $1.79. The option had an aggregate grant day fair value of $95,888 calculated in accordance with FASB ASC Topic 718. On December 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 22,916 shares at an exercise price of $1.57. The option had an aggregate grant day fair value of $28, calculated in accordance with FASB ASC Topic 718.
(4)	On February 15, 2017, in connection with his appointment to our Board of Directors, we granted Mr. Rice 5,231 shares of common stock of the Company, under the 2013 Equity Incentive Plan, with such shares to vest in four equal, successive quarterly installments.

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(5)	Of the amount shown, a total of $10,925 was paid to Mr. Rice prior to his appointment as interim Chief Executive Officer in connection with the additional services as a director that Mr. Rice provided the Company with respect to the Company’s operations.
(6)	On April 19, 2018, we granted Mr. Fisher an option to purchase 28,750 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $1.22, and is vested as to 1,438 shares, and the balance of the shares under the stock option will vest in four annual installments over four years from the date of grant (the Grant Date), as follows: 1,366 shares will vest and become exercisable on the one-year anniversary of the Grant Date; 4,097 shares will vest and become exercisable on the second-year anniversary of the Grant Date; 6,828 shares will vest and become exercisable on the third-year anniversary of the Grant Date; and 15,021 shares will vest and become exercisable on the four-year anniversary of the Grant Date. The options had a grant date fair value of $28,927 calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model.
(7)	On February 26, 2018 and October 18, 2018, we granted Mr. Beckett an option to purchase up to 15,000 and 20,000 shares of our common stock, respectively, under our 2013 Equity Incentive Plan in connection with his employment arrangement. The options have an exercise price per share equal to $1.56 and $1.206, respectively. The February 2018 option vests as follows: 750 shares vested and became exercisable on October 13, 2018; 2,250 shares will vest and become exercisable on October 13, 2019; 3,750 shares will vest and become exercisable on October 13, 2020; and 8,250 shares will vest and become exercisable on October 13, 2021. The October 2018 option vests in equal annual installment over four years from the date of grant. The options have an aggregate grant date fair value of $22,790 and $18,784, respectively, calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model.
(8)	On October 13, 2017, we granted Mr. Beckett an option to purchase up to 15,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $1.92. The option vests as follows: 750 shares vested and became exercisable on October 13, 2018; 2,250 shares will vest and become exercisable on October 13, 2019; 3,750 shares will vest and become exercisable on October 13, 2020; and 8,250 shares will vest and become exercisable on October 13, 2021. The option has an aggregate grant date fair value of $23,453, calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model.
(9)	Under Mr. Cola’s employment agreement, effective as of July 24, 2017, during each 12-month period during the term of Mr. Cola’s employment, he was entitled to a nondiscretionary annual founder’s bonus in the total amount of $40,000, payable and earned in 24 equal bi-monthly installments. The amounts shown represent such bonuses earned by Mr. Cola in 2018 and 2017.
(10)	Pursuant to Mr. Cola’s employment agreement, on February 21, 2018, the Company granted Mr. Cola under the Company’s 2013 equity incentive plan (i) an option to purchase 61,750 shares of the Company’s common stock (“Option A”), and (ii) an option to purchase 61,750 shares of the Company’s common stock (“Option B”, and together with Option A, the “Options”), with the Options each (a) having an exercise price equal to $1.49, and Option A is fully vested and Option B vests and becomes exercisable in 17 equal (as closely as possible) monthly installments on the 15th day of each month commencing on March 15, 2018. The options have an aggregate grant date fair value of $179,272, calculated in accordance with FASB ASC Topic 718. The amount recognized for these awards were calculated using the Black Scholes option-pricing model.
(11)	On October 10, 2018, upon Mr. Cola’s retirement from the Company recognized the obligation for $220,000 of payroll severance and $4,818 of benefit reimbursement to be paid out in equal installments over the following 12 months,
(12)	On February 21, 2017, an option to purchase up to 123,750 shares of the Company’s common stock at an exercise price per share equal to $3.48, was granted to Mr. Cola under his then employment agreement. Such option is fully vested. The option had an aggregate grant date fair value of $445,352, calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model.

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Named Executive Officer Employment Agreements

John Rice

On August 8, 2017, we entered into an “at will” unwritten employment arrangement with John Rice, pursuant to which Mr. Rice served as our interim Chief Executive Officer and interim principal executive officer, receives a monthly salary of $9,000, and is eligible to receive medical and dental benefits, life insurance, and long term and short term disability coverage. Further, Mr. Rice is eligible under his employment arrangement to participate in the Company’s 2013 Equity Incentive Plan, with equity compensation to Mr. Rice to be determined by our Compensation Committee at a later date. Effective as of Mr. Rice’s appointment as interim Chief Executive Officer, Mr. Rice is no longer entitled to receive compensation for his service as a director of the Company during his service as our interim Chief Executive Officer. On April 19, 2018, we granted Mr. Rice three options (the “Options”) to purchase up to 20,000 shares of our common stock under our 2013 Equity Incentive Plan. The Options have an exercise price per share equal to $1.88, $1.54 and $1.48, respectively, which is greater than the closing price of our common stock on the date of grant (the “Grant Date”), and each is fully vested as of the Grant Date.

The Company also granted Mr. Rice an option to purchase up to 20,000 shares on each of April 30, 2018, May 31, 2018, June 30, 2018 and July 31, 2018 (each, a “Monthly Option”), and agreed that Mr. Rice is entitled to a bonus of ( x) 100,000 shares of common stock under our 2013 Equity Incentive Plan if the average closing price of our common stock is $6.00, $7.00, $8.00 or $9.00 for three consecutive months (for a total possible bonus of up to 400,000 shares if each of the foregoing performance milestones is satisfied), and (y) the balance of any portion of the foregoing 400,000 shares if the Company is sold for a price equivalent to at least $8.00 per outstanding share of common stock while Mr. Rice serves as our Chief Executive Officer (or during the 12-month period thereafter), and that in the event that our Board of Directors determines that Mr. Rice is unable to perform his duties as our Chief Executive Officer due to an accident, illness or other event or condition which physically or mentally incapacitates Mr. Rice for a period of 45 consecutive days (“Disability”), (x) if Mr. Rice ceases to be employed by the Company as a result of a Disability, the Options will remain exercisable for the 5-year term of such Options, unless the Options are terminated pursuant to a “Corporate Transaction” (as defined in the 2013 Equity Incentive Plan); and (y) if Mr. Rice ceases to be employed by the Company as a result of a Disability, the Monthly Options will remain exercisable for the 5-year term of such Monthly Options, unless the Monthly Options are terminated pursuant to a Corporate Transaction.

On June 21, 2018, Mr. Rice’s title was changed to Chief Executive Officer of the Company. On August 1, 2018, the Company increased the annual base salary of Mr. Rice from $108,000 to $155,000. On November 1, 2018, the Company granted Mr. Rice an option to purchase 68,750 shares of the Company’s common stock under the 2013 Plan at an exercise price of $1.79 per share, with such option having a term of five years and being fully vested on the grant date. The Company also agreed to grant Mr. Rice an option under the 2013 Plan to purchase up to (i) 22,916 shares on the first day of each month commencing on December 1, 2018 and ending on July 1, 2019, and (ii) 22,922 shares on August 1, 2019 (collectively, the “Monthly Options”), so long as Mr. Rice remains an employee of the Company as of the applicable grant date (except that if Mr. Rice ceases to be employed by the Company as a result of an accident, illness or other event or condition which physically or mentally incapacitates Mr. Rice for a period of 45 consecutive days, any Monthly Option that has not been granted as of such date will still be granted on the applicable grant date), with each Monthly Option to have a 5-year term, an exercise price equal to the closing price of the Company’s common stock on the date of grant, to be vested in full on the date of grant and otherwise to be on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. The July 1, 2019 and August 1, 2019 Monthly Options are subject to the approval of the Company’s stockholders at the Annual Meeting of Proposal No. 2.

Darren P. Beckett

On October 18, 2018, Darren Beckett’s title was changed from Vice President of Engineering to Chief Technology Officer of the Company. On October 18, 2018, the Company also increased the annual base salary of Mr. Beckett from $135,000 to $180,000, effective retroactive to September 16, 2018, and granted Mr. Beckett an option to purchase 20,000 shares of common stock under the 2013 Plan at an exercise price of $1.206 per share. The option has a term of five years and vests in equal annual installments over four years from the date of grant subject, in each case, to Mr. Beckett being in the continuous employ of the Company on the applicable vesting date. Mr. Beckett has served as an employee of the Company since September 25, 2017, pursuant to an “at will” employment agreement with the Company, under which he was engaged to serve as our Engineering Manager. Under the agreement, Mr. Beckett was entitled to receive an annual base salary of $135,000 prior to the foregoing increase, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan. On January 1, 2019 the Company granted Mr. Beckett an option to purchase up to 3,750 shares of common stock under the 2013 Plan at an exercise price of $1.50. The option has a term of five years and vests in equal annual installments over four years form the date of grant.

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Ronald Fisher

We have entered into an “at will” employment agreement, effective as of August 10, 2015, with Mr. Fisher under which he was engaged to serve as our Vice President of Business Development. Mr. Fisher is entitled to receive an annual base salary of $180,000. Pursuant to the employment agreement, Mr. Fisher also was granted, as a signing bonus, a stock option to purchase up to 23,750 shares of common stock of the Company, at an exercise price equal to $11.80 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Equity Incentive Plan. Such option vested and became exercisable as to 1,375 shares on the first anniversary of the grant date, as to 3,375 shares on the second anniversary of the grant date, as to 6,375 shares on the third anniversary of the grant date, and will vest and become exercisable as to 12,625 shares on the fourth anniversary of the grant date, provided that Mr. Fisher remains an employee of the Company through such vesting date. The option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. Additionally, the Company granted Mr. Fisher under the 2013 Plan, effective as of August 11, 2016, a stock option to purchase up to 5,000 shares of common stock of the Company. Such option has an exercise price equal to the closing price of our common stock on the date of grant, and vests and becomes exercisable as to (i) 300 shares on August 11, 2017, (ii) 700 shares on August 11, 2018, (iii) 1,350 shares on August 11, 2019, and (iv) 2,650 shares on August 11, 2020, provided Mr. Fisher is in the employ of the Company on August 11, 2019 and 2020. Further, Mr. Fisher is eligible to participate in the Company’s 2011 Equity Incentive Plan and 2013 Plan, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan

On September 18, 2017, we and Mr. Fisher entered into Amendment No. 1 to Mr. Fisher’s employment agreement, effective August 10, 2015, pursuant to which, effective as of February 11, 2017, item 2, entitled “Performance Bonuses,” of Exhibit A of Mr. Fisher’s employment agreement was deleted in its entirety and replaced with the new item 2 that was set forth in the amendment to employment agreement. Such amendment provided that Mr. Fisher would become entitled to receive performance-based stock and cash bonuses if certain milestones were satisfied by February 11, 2018, so long as Mr. Fisher remained an employee of the Company as of the date the applicable milestone was satisfied. No such bonuses were earned as of December 31, 2017. On February 21, 2018, the Company and Mr. Fisher entered into Amendment No. 2 to Mr. Fisher’s employment agreement, pursuant to which the foregoing February 11, 2018 date was extended to December 31, 2018. On January 10, 2019, the Company granted Mr. Fisher an option to purchase up to 11,832 shares of common stock in exchange for the cancellation of his accrued but unpaid vacation balance at December 31, 2018. On March 7, 2019, the Company issued 1,500 shares of common stock under the 2013 Plan to Mr. Fisher connected with the satisfaction of a performance milestone.

Former Executive Officer’s Employment Agreements

Mark J. Cola

Effective as of February 21, 2017, the Company and Mark Cola entered into an employment agreement (the “Original Agreement”), pursuant to which, among other things reported in our previous filings with the Securities and Exchange Commission, Mr. Cola agreed to serve as the Company’s President, Chief Executive Officer and Chief Operating Officer, and was entitled to receive an annual base salary of $220,000.

In July, 2017, the Company and Mr. Cola entered into a new employment agreement (the “Employment Agreement”) for a two-year term (unless earlier terminated as provided in the Employment Agreement), pursuant to which Mr. Cola agreed to serve as the Company’s Chief Technology Officer and continue to serve as the Company’s President (with the title of Co-Founder, President and Chief Technology Officer). Under the Employment Agreement, Mr. Cola was (i) entitled to receive (a) an annual base salary of $180,000 (the “Base Salary”), and (b) during each 12-month period during the term of Mr. Cola’s employment, a nondiscretionary annual founder’s bonus (the “Annual Bonus”) in the total amount of $40,000, payable and earned in 24 equal bi-monthly installments, and (ii) eligible to receive one or more additional bonuses (“Discretionary Bonuses”) in recognition of extraordinary accomplishments.

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Effective as of immediately prior to the Effective Date, the Original Agreement was terminated by the parties, and Mr. Cola resigned as Chief Executive Officer, Chief Operating Officer and as a director of the Company. The parties agreed that the Nonqualified Stock Option Agreement, dated as of February 21, 2017, between the Company and Mr. Cola evidencing the grant to Mr. Cola under the Original Agreement of a stock option to purchase up to 123,750 shares of the Company’s common stock at an exercise price per share equal to $3.48 (the “Original Option”) was amended under the Employment Agreement such that (a) any unvested portion of the Original Option immediately and automatically vested as a result of a Termination Event (as defined below), (b) the definition of “Termination For Cause” under the Original Option was replaced with the definition of “Cause” under the Employment Agreement, and (c) upon the occurrence of a Corporate Transaction (as defined in the 2013 Equity Incentive Plan of the Company), the Original Option, if outstanding as of the date of such applicable Corporate Transaction, will remain outstanding and exercisable in accordance with its terms, except as provided in the Employment Agreement.

Under the Employment Agreement, Mr. Cola was entitled to receive (a) an annual base salary of $180,000 (the “Base Salary”), and (b) during each 12-month period during the term of Mr. Cola’s employment, a nondiscretionary annual founder’s bonus (the “Annual Bonus”) in the total amount of $40,000, payable and earned in 24 equal bi-monthly installments.

Pursuant to the Employment Agreement, on February 21, 2018, the Company granted Mr. Cola under the Company’s 2013 equity incentive plan (i) a ten-year non-qualified stock option to purchase 61,750 shares of the Company’s common stock (“Option A”), and (ii) a ten-year non-qualified stock option to purchase 61,750 shares of the Company’s common stock (“Option B”, and together with Option A, the “Options”), with the Options each (a) having an exercise price equal to the closing price of the Company’s common stock on the date of grant (i.e., February 21, 2018), (b) to vest and become exercisable in seventeen equal (as closely as possible) monthly installments on the 15th day of each month commencing on March 15, 2018, subject in each case to Mr. Cola’s continuing employment, and (c) to be on such other terms set forth in the Company’s standard form of non-qualified stock option agreement (except that the definition of “Termination For Cause” under such agreement was replaced with the definition of “Cause” under the Employment Agreement). Additionally, (x) upon the occurrence of a Corporate Transaction, all stock options of the Company held by Mr. Cola as of the date of such applicable Corporate Transaction will remain outstanding and exercisable in accordance with their terms (except as provided in the Employment Agreement and as set forth in (y) below), and (y) upon the occurrence of a Change of Control (as defined in the Employment Agreement), his unvested stock options will fully vest.

On September 10, 2018, Mr. Cola notified us that he would retire from the Company, effective October 10, 2018. Mr. Cola is entitled to receive the severance and other benefits described in his Employment Agreement. Effective as of his retirement, Mr. Cola became Chief Technology Officer Emeritus. Mr. Cola and the Company have entered into a consulting agreement under which he will provide services to the Company on an as needed basis.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth outstanding equity awards issued under our 2013 Equity Incentive Plan as of December 31, 2018 that are held by our named executive officers.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
John Rice(1)	20,000	—	1.88	4/18/23
	20,000	—	1.54	4/18/23
	20,000	—	1.48	4/18/23
	20,000	—	1.10	4/29/23
	20,000	—	1.47	5/30/23
	20,000	—	1.19	6/29/23
	20,000	—	1.87	7/30/23
	68,750	—	1.79	12/31/23
	22,916	—	1.57	11/30/23
Mark J. Cola(2)	123,750	—	3.48	2/20/27
	72,648	50,852	1.49	2/20/28
Ronald Fisher(3)	11,125	12,625	11.80	8/10/25
	1,000	4,000	10.56	8/22/26
	1,438	27,312	1.22	4/18/23
Darren Beckett(4)	750	14,250	1.92	10/12/22
	—	15,000	1.56	2/25/28
	—	20,000	1.22	10/17/23

(1) On April 19, 2018, we granted Mr. Rice three options (the “Options”) to purchase up to 20,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The Options have an exercise price per share equal to $1.88, $1.54 and $1.48, respectively, and each is fully vested. The Company also granted Mr. Rice an option to purchase up to 20,000 shares on each of April 30, 2018, May 31, 2018, June 30, 2018 and July 31, 2018. Such options have an exercise price per share equal to $1.10, $1.47, $1.19 and $0.87, respectively, and each is fully vested. On November 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 68,758 shares at an exercise price of $1.79. On December 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 22,916 shares at an exercise price of $1.57.

(2) Pursuant to Mr. Cola’s employment agreement, on February 21, 2018, the Company granted Mr. Cola under the Company’s 2013 equity incentive plan (i) an option to purchase 61,750 shares of the Company’s common stock (“Option A”), and (ii) an option to purchase 61,750 shares of the Company’s common stock (“Option B”, and together with Option A, the “Options”), with the Options each (a) having an exercise price equal to $1.49, and Option A is fully vested and Option B vests and becomes exercisable in 17 equal (as closely as possible) monthly installments on the 15th day of each month commencing on March 15, 2018. On February 21, 2017, an option to purchase up to 123,750 shares of the Company’s common stock at an exercise price per share equal to $3.48, was granted to Mr. Cola under his then employment agreement. Such option is fully vested.

(3) In August 2015, in conjunction with the hiring of Ronald Fisher, the Company’s Vice President of Business Development, the Company granted to Mr. Fisher a stock option (the “Option”) to purchase up to 23,750 shares of common stock of the Company, at an exercise price equal to $11.80 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Plan. The Option vested and became exercisable as to 1,375 shares on the first anniversary of the grant date and as to 3,375 shares on the second anniversary of the grant date, and will vest and become exercisable as to (i) 6,375 shares on the third anniversary of the grant date, and (ii) 12,625 shares on the fourth anniversary of the grant date, provided, in each case, that Mr. Fisher remains an employee of the Company through such vesting date. The Option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. The Company granted Mr. Fisher under the 2013 Equity Incentive Plan, effective as of August 11, 2016, a stock option to purchase up to 5,000 shares of common stock of the Company. Such option has an exercise price equal to the closing price of our common stock on the date of grant, and vested and became exercisable as to 300 shares on August 11, 2017, and vests and becomes exercisable as to (i) 700 shares on August 11, 2018, (ii) 1,350 shares on August 11, 2019, and (iii) 2,650 shares on August 11, 2020, provided Mr. Fisher is in the employ of the Company on August 11, 2017, 2018, 2019 and 2020.

(4) On February 26, 2018 and October 18, 2018, we granted Mr. Beckett an option to purchase up to 15,000 and 20,000 shares of our common stock, respectively, under our 2013 Equity Incentive Plan in connection with his employment arrangement. The options have an exercise price per share equal to $1.56 and $1.206, respectively. The February 2018 option vests as follows: 750 shares vested and became exercisable on October 13, 2018; 2,250 shares will vest and become exercisable on October 13, 2019; 3,750 shares will vest and become exercisable on October 13, 2020; and 8,250 shares will vest and become exercisable on October 13, 2021. The October 2018 option vests in equal annual installment over four years from the date of grant. On October 13, 2017, we granted Mr. Beckett an option to purchase up to 15,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $1.92. The option vests as follows: 750 shares vested and became exercisable on October 13, 2018; 2,250 shares will vest and become exercisable on October 13, 2019; 3,750 shares will vest and become exercisable on October 13, 2020; and 8,250 shares will vest and become exercisable on October 13, 2021

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Equity Awards

We offer stock options and stock awards to certain of our employees, including our executive officers, as the long-term incentive component of our compensation program. We generally grant equity awards to new hires upon their commencing employment with us. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. We sometimes also offer stock options and stock awards to our consultants in lieu of cash. Our stock options allow consultants to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and are not intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Stock options and stock awards granted to our executive officers may be subject to accelerated vesting in certain circumstances.

Retirement Plans

We maintain a qualified 401(k) plan, in which all eligible employees may participate. We have elected to match 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed. We may also elect, on an annual basis, to make a discretionary contribution to the plan, but have not done so to date. Our matches and elective contributions vest to participant accounts as follows: 20% after two years of service, and 20% per year thereafter until the participant reaches 6 years of service, at which time, employer contributions vest 100%. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

No Tax Gross-Ups

We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

2011 Equity Incentive Plan

On March 9, 2011, our Board of Directors approved the Company’s 2011 Equity Incentive Plan, which was approved on March 31, 2011 by holders of at least a majority of the issued and outstanding shares of common stock of the Company. As of December 31, 2018, an aggregate of 750 shares of our common stock were subject to the 2011 Equity Incentive Plan. The terms and conditions of the 2011 Equity Incentive Plan are substantially similar to the terms and conditions of our 2013 Equity Incentive Plan (the “2013 Plan”).

2013 Equity Incentive Plan

A summary of the Sigma Labs, Inc. 2013 Equity Incentive Plan, which we refer to as the 2013 Plan, is set forth below under Proposal 2 - Approval of Fifth Amendment to the Sigma Labs, Inc. 2013 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 5, 2019 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by our named executive officers and each of our directors (and director nominees) and (c) by all executive officers and directors of the Company as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Percentage ownership is based on 10,937,590 shares of our common stock outstanding on June 5, 2019. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options, warrants or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of June 5, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

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Unless otherwise stated, the address of each 5% or greater beneficial holder is c/o Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
John Rice(1)	374,394	3.42%
Ronald Fisher(2)	28,761	*
Darren Beckett(3)	1,500	*
Salvatore Battinelli(4)	108,213	*
Dennis Duitch(4)	107,489	*
Frank J. Garofalo(4)	110,000	1.01%
Kent J. Summers(4)	100,000	*
Mark J. Cola(5)	247,250	2.26%
All executive officers and directors as a group persons)(6)	1,083,972	9.91%
5% or Greater Stockholders Carl I. Schwartz(7)	1,900,000	17.37%

*Less than 1%.

(1)	Includes 369,162 shares that may be acquired now or within 60 days of June 5, 2019 upon the exercise of outstanding stock options
(2)	Includes 26,761 shares that may be acquired now or within 60 days of June 5, 2019 upon the exercise of outstanding stock options
(3)	Includes 1,500 shares that may be acquired now or within 60 days of June 5, 2019 upon the exercise of outstanding stock options
(4)	Includes 25,00 shares that vest in two equal (as closely as possible) installments on July 1, 2019 and October 1, 2019.
(5)	Includes 264,000 shares that may be acquired now or within 60 days of June 5, 2019 upon the exercise of outstanding stock options.
(6)	Includes 699,288 shares that may be acquired now or within 60 days of June 5, 2019 upon the exercise of outstanding stock options
(7)	According to a Form 4 filed with the SEC on May 24, 2019, Carl I Schwartz has beneficial ownership of the shares shown. The address of Carl I. Schwartz is 3750 Las Vegas Blvd. South, Apartment 4303, Las Vegas, Nevada, 89518.

RELATED PERSON TRANSACTIONS

The following summarizes transactions by us in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” above.

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Transactions with Directors, Director Nominees and Officers

On August 8, 2017, we engaged Garofalo & Associates, LLC, a limited liability company owned and controlled by Mr. Garofalo, a director of the Company, to provide services to the Company as corporate development consultant and financial advisor. Under the engagement letter agreement, Garofalo & Associates, LLC, is entitled to receive in consideration for its services a monthly retainer of $3,000 in cash during the term of the engagement (the engagement may be terminated by both parties upon 30 days’ written notice), and (i) 105,000 shares of common stock of the Company upon the closing of an acquisition by the Company of all or substantially all of the equity or assets (or a controlling interest therein) (the “Closing”) with respect to a specified entity (the value of such shares would have been $238,350 if such shares would have been issued on August 8, 2017, based on a closing price per share of $2.27 on such date), and (ii) 75,000 shares of common stock of the Company upon the Closing with respect to at least one of two other specified entities (the value of such shares would have been $170,250 if such shares would have been issued on August 8, 2017, based on a closing price per share of $2.27 on such date). As of the date of this Annual Report, there are no agreements with respect to the acquisition by the Company of any third party, and there can be no assurance that any agreements will be entered into or, if entered into, that any acquisition or other transaction will be consummated.

On September 14, 2017, we entered into an employment letter agreement with Nannette Toups, effective September 28, 2017 (the “Effective Date”), pursuant to which Ms. Toups agreed to serve as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Secretary on an “at-will” basis. Under the employment letter agreement, Ms. Toups is entitled to (i) an annual base salary of $110,000 (such base salary is not subject to decrease, but may be increased in the discretion of the Company’s Compensation Committee of the Board of Directors based on an annual assessment of Ms. Toups’ performance and other factors), (ii) all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and (iii) a grant under our 2013 Plan of (1) a five-year stock option to purchase up to 2,500 shares of common stock of the Company, which has an exercise price equal to the closing price of the Company’s common stock on the Effective Date, and vested and became exercisable in full on the Effective Date, and (2) a five-year stock option to purchase up to 47,500 shares of common stock of the Company, which will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date, and which will vest and become exercisable as follows: 3,065 shares vested and became exercisable on the one-year anniversary of the Effective Date, 7,125 shares will vest and become exercisable on the second-year anniversary of the Effective Date, 11,185 shares will vest and become exercisable on the third-year anniversary of the Effective Date, and 26,125 shares will vest and become exercisable on the fourth-year anniversary of the Effective Date, provided, in each case, that Ms. Toups’ remains an employee of the Company through such vesting date. The options are on such other terms and provisions as are contained in the Company’s standard form nonqualified stock option agreement. On December 16, 2018, the Company increased the annual base salary of Ms. Toups to $135,000, and on January 1, 2019, the Company granted Ms. Toups an option to purchase up to 16,000 shares of common stock under the 2013 Plan, at an exercise price of $1.50 per share, The option has a term of five years and vests in equal annual installments over four years from the date of grant.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons (other than compensation-related matters, which should be reviewed by our Compensation Committee), in accordance with its Charter and the Nasdaq marketplace rules. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

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PROPOSAL NO. 2 - APPROVAL OF FIFTH AMENDMENT TO THE SIGMA LABS, INC. 2013 EQUITY INCENTIVE PLAN

In March 2013, our Board of Directors adopted the Sigma Labs, Inc. 2013 Equity Incentive Plan, which we refer to as the “2013 Plan.” The adoption of the 2013 Plan was approved by our stockholders on October 10, 2013. In March 2016, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock which may be offered or issued under the 2013 Plan at 375,000 shares. The adoption of the amendment was approved by our stockholders on April 28, 2016. In March 2017, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock which may be offered or issued under the 2013 Plan at 750,000 shares. The adoption of the amendment was approved by our stockholders on October 2, 2017. On August 24, 2018, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 1,650,000 shares. The adoption of the amendment was approved by our stockholders on October 18, 2018.

On June 17, 2019, our Board of Directors adopted, subject to approval by our stockholders, an amendment to the 2013 Plan to increase by 750,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan, fixing the aggregate number at 2,400,000 shares, including shares previously issued or subject to the outstanding awards under the 2013 Plan. The purpose of the amendment is to increase the shares available under the 2013 Plan commensurate with the growth of the Company, as the Company has hired 11 new employees since 2017, including Frank Orzechowski, our new Chief Financial Officer, effective July 1, 2019, to whom we granted stock options to purchase up to 62,500 shares of common stock, effective July 1, 2019. However, such stock options, and all other stock options that we grant to our new employees upon hiring, will only be exercisable upon the approval of the Company’s stockholders of an increase in the number of shares of our common stock issuable under the 2013 Plan. The Company anticipates that it will need to hire additional employees as it continues to develop its technology, focus on commercializing its principal product, PrintRite3D®, and increase its marketing efforts. We are not currently in the position to increase cash compensation if we are unable to grant equity incentives, but even if we could, we believe that equity awards are a more effective compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow, and we seek to preserve our cash for working capital needs as we continue to work to grow the Company.

We are asking for your approval of this amendment.

A copy of the 2013 Plan, as amended as described above, is included as Annex A to this Proxy Statement. The amendment makes no other changes to the 2013 Plan.

If our stockholders approve this Proposal 2, we may issue the additional shares under the 2013 Plan as described below. If our stockholders do not approve this Proposal 2, we will not implement the amendment to the 2013 Plan, and not all currently outstanding options would be able to be exercised in full until sufficient shares are available under the 2013 Plan.

Our Board of Directors believes that the grant of options and other stock awards is an important incentive for the Company’s employees, officers and directors. Our needs under the 2013 Plan over the next several years exceed the number of shares of common stock currently available. As of June 5, 2019, there were 516,348, shares previously issued and 1,108,192 shares underlying outstanding stock options under the 2013 Plan. Adding additional shares to the 2013 Plan is designed to enhance our ability to grant stock-based incentives and other equity awards to our officers, employees, non-employee directors and other key persons, to ensure that we can continue to grant stock options and other equity awards to eligible recipients at levels determined to be appropriate by our Compensation Committee or our Board of Directors, including sustaining our current program of new hire and annual stock option grants to our employees to help us attract and retain talented individuals.

Our “adjusted burn rate” provides a measure of the potential dilutive impact of our equity awards, It is calculated by dividing the total of the number of shares of common stock subject to stock option awards granted during the year and the number of shares of common stock granted during the year multiplied by a factor of 1.5 by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our adjusted burn rate for the 2018, 2017 and 2016 calendar years as well as an average over those years.

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Calendar Year	Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Adjusted Burn Rate
2018	710,829	6,898,047	10.30%
2017	267,651	4,403,479	6.08%
2016	109,594	3,125,022	3.51%
Three-Year Average			6.33%

We anticipate that our burn rate will not further increase in 2019 and 2020 over the previous two years because, in 2017 and 2018, we made non-recurring grants of stock options to purchase up to an aggregate of 247,250 shares of common stock to our former President and Chief Technology Officer under his employment agreement.

In the opinion of the Board, our future success depends in large part on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. The Board believes that approval of the amendment to the 2013 Plan and the authorization of the additional shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, and the highly competitive environment in which we recruit and retain employees.

Our compensation philosophy reflects broad-based eligibility for equity incentive awards for all of our employees. By doing so, we put our employees’ interests directly into alignment with those of other stockholders, as such awards reward employees upon improved stock price performance. Granting equity awards focuses our employees who receive grants on achieving strong corporate performance, and we are embedding in our culture the necessity for employees to think and act as stockholders. If stockholders do not approve the proposed share increase, we believe we may not be able to continue to offer competitive equity packages to retain our current employees and recruit qualified new hires. This could significantly hamper our plans for growth and adversely affect our ability to operate our business.

A summary of the 2013 Plan is set forth below.

Purpose

Our Board of Directors adopted the 2013 Plan to (1) encourage selected employees, officers, directors, consultants and advisers to improve our operations and increase our profitability, (2) encourage selected employees, officers, directors, consultants and advisers to accept or continue employment or association with us, and (3) increase the interest of selected employees, officers, directors, consultants and advisers in our welfare through participation in the growth in value of our common stock. All of our 20 current employees, and our directors and consultants are eligible to participate in the 2013 Plan.

Administration

The 2013 Plan is to be administered by the Board or by a committee to which administration of the Plan, or of part of thereof, is delegated by the Board. The 2013 Plan is currently administered by our Compensation Committee, which we refer to below as the “Administrator.” The Administrator is responsible for selecting the officers, employees, directors, consultants and advisers who will receive Options, Stock Appreciation Rights and Stock Awards. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Option and Stock Appreciation Right award, including the number of shares subject to the Option, the exercise price, expiration date and vesting period of the Option and whether the option is an Incentive Option or a Non-Qualified Option. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Stock Award, including the number of shares granted, the purchase price (if any), and the vesting, transfer and other restrictions imposed on the stock. The Administrator has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2013 Plan or of any award under the 2013 Plan.

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Neither the Board nor any committee of the Board to which administration of the 2013 Plan is delegated will provide advice to participants about whether or not to accept or exercise their awards. Each participant must make his or her own decision about whether or not to accept or exercise an award.

The 2013 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code.

Stock Subject to the 2013 Plan

If the amendment to the 2013 Plan described in Proposal 2 is approved at the Annual Meeting, the aggregate number of shares of common stock set aside and reserved for issuance under the 2013 Plan will be fixed at 2,400,000 shares.

If awards granted under the 2013 Plan expire or otherwise terminate or are cancelled without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2013 Plan. If shares of common stock issued pursuant to awards under the 2013 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2013 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Stock Award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2013 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2013 Plan.

Eligibility

All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the 2013 Plan. Incentive Options may only be granted under the 2013 Plan to a person who is a full-time officer or employee of the Company or a subsidiary. The Administrator will determine from time to time which directors, employees, consultants and advisers will be granted awards under the 2013 Plan.

Terms of Awards

Written Agreement

Each award under the 2013 Plan will be evidenced by an agreement in a form approved by the Administrator.

Exercise Price; Base Value

The exercise price for a Non-Qualified Option or an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date of the grant of the Non-Qualified Option or Incentive Option. With respect to an Option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an Incentive Option may not be less than 110% of the fair market value of the Common Stock on the date of the grant of the Incentive Option. The base value of a Stock Appreciation Right shall also be no less than 100% of the Common Stock on the date of the grant of the Stock Appreciation Right. The 2013 Plan does not specify a minimum exercise price for Stock Awards.

Vesting

Each Option, Stock Appreciation Right or Stock Award will become exercisable or non-forfeitable (that is, “vest”) under conditions specified by the Administrator at the time of grant. Vesting typically is based upon continued service as a director or employee, but may be based upon any performance criteria and other contingencies that are determined by the Administrator. Shares subject to Stock Awards may be subject to specified restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator.

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Expiration Date

Each Option or Stock Appreciation Right must be exercised by a date specified in the award agreement, which may not be more than ten years after the grant date. Except as otherwise provided in the relevant agreement, an Option or Stock Appreciation Right ceases to be exercisable ninety days after the termination of the holder’s employment with us.

Transfers of Options

Unless otherwise determined by the Administrator, Options are not transferable except by will or the laws of descent and distribution.

Purchase Price Payment

Unless otherwise determined by the Administrator, the purchase price of Common Stock acquired under the 2013 Plan is payable by cash or check at the time of an Option exercise or acquisition of a Stock Award. The Company does not charge participants any fees or commissions in connection with their acquisition of Common Stock under the 2013 Plan. The Administrator also has discretion to accept the following types of payment from participants:

●	A secured or unsecured promissory note, provided that this method of payment is not available to a participant who is a director or an executive officer;
●	Shares of our Common Stock already owned by the Option or Stock Award holder as long as the surrendered shares have a fair market value that is equal to the acquired stock and have been owned by the participant for at least six months;
●	The surrender of shares of Common Stock then issuable upon exercise of an Option; and
●	A “cashless” option exercise in accordance with applicable regulations of the SEC and the Federal Reserve Board.

Withholding Taxes

At the time of his or her exercise of an Option or Stock Appreciation Right, an employee is responsible for paying all applicable federal and state withholding taxes. A holder of Stock Awards is responsible for paying all applicable federal and state withholding taxes once the shares covered by the award cease to be forfeitable or at any other time required by applicable law.

Securities Law Compliance

Shares of Common Stock will not be issued pursuant to the exercise of an Option or the receipt of a Stock Award unless the Administrator determines that the exercise of the Option or receipt of the Stock Award and the issuance and delivery of such shares will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 (the “Securities Act”), applicable state and foreign securities laws and the requirements of any stock exchange on which our Common Stock is traded.

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Effects of Certain Corporate Transactions

Except as otherwise determined by the Administrator, in the event of a “corporate transaction,” all previously unexercised Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the corporate transaction and all unvested Restricted Stock awards will be forfeited immediately prior to the consummation of the corporate transaction. The Administrator, in its discretion, may permit exercise of any Options or Stock Appreciation Rights prior to their termination, even if those awards would not otherwise have been exercisable, or provide that outstanding awards will be assumed or an equivalent Option or Stock Appreciation Right substituted by a successor corporation. The Administrator, in its discretion, may remove any restrictions as to any Restricted Stock awards or provide that all outstanding Restricted Stock awards will participate in the corporate transaction with an equivalent stock substituted by the successor corporation subject to the restrictions. In general, a “corporate transaction” means:

●	Our liquidation or dissolution;
●	Our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation;
●	A sale of all or substantially all of our assets; or
●	A purchase or other acquisition of more than 50% of our outstanding stock by one person, or by more than one person acting in concert.

Other Adjustment Provisions

If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Administrator, in its discretion, in (1) the number and class of shares of stock subject to the 2013 Plan and each Option and grant of Stock Awards outstanding under the 2013 Plan, and (2) the purchase price of each outstanding Option and (if applicable) Stock Award. For example, if an Option is for 1,000 shares for $2.00 per share and there is a 2-for-1 stock split, the Option would be adjusted to be exercisable for 2,000 shares at $1.00 per share.

Amendment or Termination of the Plan

The Board of Directors may at any time amend, discontinue or terminate the 2013 Plan. With specified exceptions, no amendment, suspension or termination of the Plan may adversely affect outstanding Options or Stock Appreciation Rights or the terms that are applicable to outstanding Stock Awards. No amendment, suspension or termination of the Plan requires stockholder approval unless such approval is required under applicable law or under the rules of any stock exchange on which our Common Stock is traded. Unless terminated earlier by the Board of Directors, the 2013 Plan will terminate automatically on March 15, 2023, which is the tenth anniversary of the date of the 2013 Plan’s adoption by the Board.

Federal Income Tax Consequences

The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2013 Plan and the subsequent sale of Common Stock acquired under the 2013 Plan. The tax effect of your awards may vary depending upon particular circumstances, and the income tax laws and regulations change frequently. This summary is not intended to be exhaustive and does not constitute legal or tax advice.

General. A recipient of an award of Options or Stock Appreciation Rights under the 2013 Plan will realize no taxable income at the time of grant if the exercise price is not less than the fair market value of our Common Stock on the date of the grant. The recipient generally will realize no taxable income at the time of a grant of a Stock Award so long as the Stock Award is not vested (that is, remains subject to forfeiture and is not transferable) and an election under Section 83(b) of the Internal Revenue Code is not made.

Non-Qualified Options. The holder of a Non-Qualified Option will recognize ordinary income at the time of the Non-Qualified Option exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. This taxable income will be subject to payroll tax withholding if the holder is an employee.

When a holder disposes of shares acquired upon the exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

Incentive Options. The holder of an Incentive Option will not recognize taxable income upon exercise of the Incentive Option. In order to retain this tax benefit, the holder must make no disposition of the shares so received for at least one year from the date of exercise and for at least two years from the date of grant of the Incentive Option. The holder’s compliance with the holding period requirement and other applicable tax provisions will result in the realization of long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

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If a holder disposes of shares acquired by exercise of an Incentive Option before the expiration of the required holding period, the gain, if any, arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of (1) the excess of the fair market value of the shares over the exercise price on the date the Incentive Option was exercised or (2) the excess of the amount realized over the exercise price upon such disposition. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an Incentive Option, an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.

Stock Appreciation Rights. The holder of a Stock Appreciation Right will recognize ordinary income at the time that it is exercised in an amount equal to the excess of the fair market value of the number of shares of Common Stock as to which it is exercised on the date of exercise over their value at the date of grant. This taxable income will be subject to payroll tax withholding if the holder is an employee.

Stock Awards. The recipient of a Stock Award will recognize ordinary income when the stock vests in an amount equal to the excess of the fair market value of the shares at the time of vesting over the purchase price for the shares, if any, subject to payroll tax withholding if the holder is an employee. When the recipient sells a Stock Award that has vested, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares (after vesting has occurred), and if the amount received is less than the fair market value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on Stock Awards that have not vested and that have not been the subject of an election under Section 83(b) of the Internal Revenue Code are treated as compensation income, subject to payroll tax withholding with respect to an employee.

Section 83(b) of the Internal Revenue Code permits the recipient to elect, not more than thirty days after the date of receipt of a Stock Award, to include as ordinary income the difference between the fair market value of the Stock Award on the date of grant and its purchase price (rather than being taxed as the shares vest). If such an election is made, the holding period for long-term capital gain or loss treatment will commence on the day following the receipt of the Stock Award, dividends on the Stock Award will be treated as such and not as compensation, and the tax basis of the shares will be their fair market value at the date of grant.

Deduction for the Company. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Internal Revenue Code is not applicable. Assuming that the holder of shares received on exercise of an Incentive Option disposes of the shares after compliance with the holding period requirement described above, the Company will not be entitled to a federal income tax deduction since the holder will not have realized any ordinary income in the transaction.

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, limits the U.S. federal income tax deductibility of compensation paid by us to any covered employee to $1,000,000 per taxable year. A “covered employee” is any individual who (1) is our principal executive officer or principal financial officer at any time during the taxable year, (2) is one of our executive officers (other than the principal executive officer or principal financial officer) whose compensation is required to be reported in our proxy statement’s summary compensation table by reason of such officer being among our highest compensated officers during the taxable year, or (3) was a covered employee described in clause (1) or (2) in any prior fiscal year beginning after December 31, 2016. Prior to 2018, an exception to the limitation on the deductibility of compensation applied for performance-based compensation. The performance-based compensation exception to the limitation on the deductibility of compensation in excess of $1,000,000 was repealed with respect to any compensation paid in any taxable year commencing on or after December 31, 2017.

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New Plan Benefits

Other than with respect to certain awards to be made to our directors as described in “Board of Directors and Corporate Governance—Director Compensation” and stock awards that we must grant to Mr. Rice pursuant to his employment arrangement with the Company (subject to applicable laws and rules), the amount and timing of awards under the 2013 Plan to executive officers, other employees and directors will be determined in the sole discretion of the Administrator. Except for the awards and stock options referenced in the immediately preceding sentence, and the foregoing options to purchase up to 62,500 shares of common stock to be granted to Mr. Orzechowski, our new Chief Financial Officer, effective July 1, 2019, future awards that will be received under the 2013 Plan by executive officers, other employees, and directors are discretionary and therefore are not determinable at this time, and, therefore, the table below shows the aggregate number of awards granted under the 2013 Plan during 2018.

Name and Position	Shares Subject to Options	Stock Awards
John Rice, Chairman of the Board and Chief Executive Officer	231,666	-
Mark J. Cola, former President and Chief Technology Officer	123,500	0
Nannette Toups, Chief Financial Officer and Treasurer	16,000	0
Ronald Fisher, VP of Business Development	28,750	0
Darren Beckett, Vice President of Engineering	35,000	0
Executive Group	434,916	0
Non-Executive Director Group	0	200,000
Non-Executive Officer Employee Group	71,188	0

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FIFTH AMENDMENT TO THE SIGMA LABS, INC. 2013 EQUITY INCENTIVE PLAN DESCRIBED IN PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans as of December 31, 2018.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
2011 Equity Incentive Plan(1)	0	0	750
2013 Equity Incentive Plan(2)	3,901,867	$3.50	508,135
Equity compensation plans not approved by security holders	-	N/A	-

(1) On March 9, 2011, the Company’s board of directors approved the Company’s 2011 Equity Incentive Plan, which was approved on March 31, 2011 by holders of at least a majority of the issued and outstanding shares of common stock of the Company. As of December 31, 2018, the Company issued an aggregate of 154,250 shares of the Company’s common stock pursuant to the Company’s 2011 Equity Incentive Plan.

(2) On March 15, 2013, the Company’s board of directors approved the Company’s 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company on October 10, 2013. Pursuant to the 2013 Equity Incentive Plan, the Company is authorized to grant “incentive stock options” and “non-qualified stock options”, grant or sell common stock subject to restrictions or without restrictions, and grant stock appreciation rights to employees, officers, directors, consultants and advisers of the Company and its subsidiaries. Incentive stock options granted under the 2013 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Non-qualified stock options granted under the 2013 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. As of December 31, 2018, the Company issued an aggregate of 315,598 shares of the Company’s common stock, as well as options to purchase up to 826,267 shares of the Company’s common stock, some of which are subject to vesting restrictions, pursuant to the Company’s 2013 Equity Incentive Plan. On October 18, 2018, an amendment to our 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company, to increase the number of shares of our common stock subject to the 2013 Equity Incentive Plan to 1,650,000.

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PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entitles our stockholders to vote, on an advisory, non-binding basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At the 2017 Annual Meeting of Stockholders, the stockholders approved an advisory measure that the stockholders advisory vote on executive compensation be held on an annual basis. Our Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of our executive officers as described in this proposal. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under “Executive Compensation” in the compensation tables and the related narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement. Accordingly, we are asking for stockholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board and our Compensation Committee, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved Haynie & Company (“H&C”) to continue as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019. During our fiscal year ended December 31, 2017, Pritchett, Siler & Hardy, P.C. (“PSH”) served as our independent registered public accounting firm. On January 11, 2018, we were informed by PSH that H&C acquired certain assets of PSH. As a result of the acquisition, on January 11, 2018, PSH resigned as the independent public accounting firm of the Company.

The reports of PSH on the Company’s financial statements for the 2016 and 2017 fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the 2016 and 2017 fiscal years and through January 11, 2018, (i) there were no disagreements between the Company and PSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PSH, would have caused PSH to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) PSH did not advise us of any of the events requiring reporting in our Current Report on Form 8-K, filed on January 17, 2018, under Item 304(a)(1)(v) of Regulation S-K.

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Effective January 11, 2018, we engaged H&C to serve as our independent registered public accounting firm for the year ending December 31, 2018. The engagement of H&C was approved by our Audit Committee.

During the Company’s two most recent fiscal years, neither we nor anyone acting on our behalf consulted with H&C regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that H&C concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Notwithstanding the appointment of H&C and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of H&C as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Our Audit Committee is submitting the appointment of H&C to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of H&C are not expected to be present at the Annual Meeting.

If our stockholders do not ratify the appointment of H&C, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed with respect to the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees	$85,270	$91,173
Audit Related Fees	14,600	—
Tax Fees	4,000	—
All Other Fees	—	—
	$103,870	$91,173

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Sigma Labs, Inc. paid for professional services for the audit of our financial statements included in our Form 10-K and for services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

Our Board of Directors established an Audit Committee written charter in February 2017. The Audit Committee’s pre-approval policies and procedures and other protocols are discussed in its written charter which can be found at www.sigmalabsinc.com under the tab “Investors.”

Auditor Independence

In our fiscal year ended December 31, 2018, there were no professional services provided, other than those listed above, that would require our Audit Committee to consider their compatibility with maintaining the independence of H&C.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of H&C, we do not expect any broker non-votes in connection with this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

Haynie & Company

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

Haynie & Company (“H&C”) currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2018. H&C does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected H&C as our independent registered public accountants for 2019.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed those financial statements with management and H&C. The Audit Committee has also received from, and discussed with, H&C various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with H&C matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by H&C to the Audit Committee pursuant to PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).

Audit and non-audit services to be provided by H&C are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC.

Respectfully submitted,

Audit Committee:

Salvatore Battinelli

Dennis Duitch

Kent Summers

33

OTHER MATTERS

Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2018 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: Corporate Secretary, 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Santa Fe, New Mexico
June 18, 2019

34

ANNEX A

Sigma Labs, Inc. 2013 Equity Incentive Plan

(including the amendment to Section 3 approved by the Board of Directors on June 17, 2019, subject to stockholder approval, and to be approved by the stockholders on July 18, 2018)

2013 EQUITY INCENTIVE PLAN
OF
SIGMA LABS, INC.

1.	PURPOSES OF THE PLAN

The purposes of the 2013 Equity Incentive Plan (the “Plan”) of Sigma Labs, Inc., a Nevada corporation (the “Company”), are to:

1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3 Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”). All references herein to stock or shares, unless otherwise specified, shall mean Common Stock.

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1 The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) or without restrictions, and (iv) grant stock appreciation rights (any such right would permit the holder to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value (or a greater base value) on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2 Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of the Plan, the total number of shares of Common Stock which may be issued as restricted stock or unrestricted stock or on the exercise of Options or SARs under the Plan shall not exceed 2,400,000 shares of Common Stock. The shares subject to an Option or SAR or otherwise granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under the Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the Plan. No eligible person shall be granted Options and stock appreciation rights during any twelve-month period covering more than 300,000 shares.

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4.	ADMINISTRATION

4.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of thereof, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2 Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock or unrestricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on Common Stock over not less than the value of the Common Stock on the date of grant, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock or unrestricted stock granted or sold; (v) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all Options and SARs granted under the Plan, and of any restricted unrestricted stock award under the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock or unrestricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the purchase price of restricted stock or unrestricted stock; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock or unrestricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, Option, SAR or award of restricted stock or unrestricted stock.

4.3 All questions of interpretation, implementation, and application of the Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1 No Options or SARs shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

5.2 Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.

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5.3 Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1 Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under the Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the Common Stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to the Plan and each Option and SAR outstanding under the Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2 Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided. however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

6.1.3 Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4 Grant Date. The date of grant of an Option or SAR under the Plan shall be the date approved or specified by the Administrator and reflected as the effective date of the applicable agreement.

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6.1.5 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee or permitted transferee.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

6.1.8 Other Provisions. Each Option and SAR granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9 Determination of Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

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(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10 Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the “Expiration Date”).

6.2 Terms and Conditions to Which Only NQOs and SARs Are Subject. Options granted under the Plan which are designated as NQOs and SARs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NQO and the base value of an SAR shall be the amount determined by the Administrator as specified in the option or SAR agreement, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.9).

6.2.2 Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under the Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

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6.3.5 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4 Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.	MANNER OF EXERCISE

7.1 An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2 Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	STOCK

8.1 Grant or Sale of Stock.

8.1.1 No awards of Common Stock shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

8.1.2 The Administrator may issue Common Stock under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Common Stock issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions, if any, may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the Common Stock prior to the delivery of certificates representing such stock to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser or grantee of Common Stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser or grantee fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser or grantee, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser or grantee may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of Common Stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.2 Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to the Plan and the restricted stock outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

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8.3 Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in the Plan or any Option or award of Common Stock granted under the Plan shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any recipient thereof or restricted stock holder at any time, nor confer upon any recipient, optionee or restricted stock holder any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.

10.	CONDITIONS UPON ISSUANCE OF SHARES

10.1 Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or other award under the Plan unless the exercise of such Option or payment under the awards, the receipt of Common Stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or any other award under the Plan, the optionee or recipient may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option or other award and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or any other award under the Plan to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

11.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

12.	MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of Common Stock under the Plan, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock so acquired during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

14.	EFFECTIVE DATE OF PLAN; TERMINATION

The Plan shall become effective upon adoption by the Board; provided, however, that no Option or SAR or other award under the Plan shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within twelve (12) months after adoption by the Board. If any Options, SARs or other awards are so granted and stockholder approval shall not have been obtained within twelve (12) months of the date of adoption of the Plan by the Board, such Options, SARs or other awards shall terminate retroactively as of the date they were granted. Awards may be made under the Plan and exercise of Options, SARs or other awards shall occur only after there has been compliance with all applicable federal and state securities laws. The Plan (but not Options and SARs previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board. Termination shall not affect any outstanding Options or SARs or the terms applicable to other previously made awards under the Plan.

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Please mark your votes like this ☒

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees:	FOR	WITHHOLD
01 Frank J. Garofalo	☐	☐
02 Salvatore Battinelli	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends that you vote FOR the following proposal:

3. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends that you vote FOR the following proposal:

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Date:______________________________

____

Signature

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Signature (if held jointly)

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MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.